EXHIBIT 99.1
ProPetro Reports Financial Results for the First Quarter of 2023
MIDLAND, Texas, May 3, 2023, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced financial and operational results for the first quarter of 2023.
First Quarter 2023 Results and Recent Highlights
•Total revenue increased 21% sequentially to $424 million compared to the prior quarter.
•Net income was $29 million, or $0.25 per diluted share, compared to net income of $13 million, or $0.12 per diluted share, in the prior quarter.
•Effective January 1, 2023, the Company began to record utilization of fluid ends as an operating expense rather than capital expenditure.
•Adjusted EBITDA(1) for the quarter increased 42% sequentially to $119 million or 28% of revenues, including a margin increase of over 400 basis points.
•Effective frac fleet utilization increased to 15.5 fleets compared to 14.5 fleets in the prior quarter:
◦Six Tier IV Dynamic Gas Blending ("DGB") dual-fuel frac fleets are operating currently with the Company's seventh fleet expected to commence operations in the second quarter.
◦Four electric frac fleets to be delivered in 2023 with two expected to be deployed in the third quarter of 2023 and the remainder in early 2024.
◦The Company plans to retire approximately 140,000 hydraulic horsepower of Tier II conventional diesel frac equipment during 2023 which will be scrapped and will not return to service.
•Net cash provided by operating activities of $73 million as compared to $125 million in the prior quarter.
•Free Cash Flow(2) was approximately negative $41 million as compared to Free Cash Flow of approximately $15 million in the prior quarter.
(1) Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures”. Adjusted EBITDA in the periods prior to 2023 does not include the impact of expensing fluid ends.
(2) Free Cash Flow is a Non-GAAP financial measure and is described and reconciled to cash from operating activities in the table under “Non-GAAP Financial Measures".

Sam Sledge, Chief Executive Officer, commented, “The first quarter of 2023 was an exciting start to the year for ProPetro. Thanks to the hard work and dedication of our team, we continue to execute and produce results through our aggressive positioning strategy aimed at achieving sustained, long-term success. As a part of this strategy, in the first quarter we repriced a substantial portion of our active fleets while continuing the transition into more next generation gas burning equipment, both of which are vital for driving value creation. These adjustments, have proven to be crucial tailwinds for our strong quarter and a large reason ProPetro is primed for success in the remainder of 2023 and beyond.”

EXHIBIT 99.1
“We are proud to deliver our best quarterly financial results for Adjusted EBITDA, margin and Net Income in over three years," said David Schorlemer, Chief Financial Officer. "These results included healthy increases to revenue and Adjusted EBITDA in the quarter along with nearly 50 percent incremental Adjusted EBITDA margins and over 400 basis points of margin improvement. Our results this quarter reflect our focus on our strategic pillars including optimizing our business, our fleet and capital-light equipment transition, and the returns from our recent Silvertip acquisition. Additionally, this strategic focus coupled with our disciplined repricing efforts led to enhanced margins driving strong profitability. While we experienced some working capital expansion during the quarter, our balance sheet and liquidity position remain strong to support our strategy going forward.”

First Quarter 2023 Financial Summary
Revenue was $424 million, compared to $349 million for the fourth quarter of 2022. The 21% increase in revenue is attributable to increased utilization, improved pricing across our service lines, the full quarter effect of Silvertip's revenue contribution, and the fleet repositioning efforts we undertook in the fourth quarter of 2022.
Cost of services, excluding depreciation and amortization of approximately $51 million, increased to $280 million from $243 million during the fourth quarter of 2022. The 16% increase was attributable to the increased operational activity levels across our service lines in the first quarter of 2023. Effective January 1, 2023, the Company began to record utilization of fluid ends as an operating expense rather than capital expenditure. This change to fluid ends expensing was made after an analysis of the useful life for these components and was implemented prospectively.
General and administrative expense of $29 million increased from $27 million in the fourth quarter of 2022. G&A expense excluding nonrecurring and noncash items (stock-based compensation of $4 million, and other items totaling $1 million, including insurance reimbursements, legal settlements, transaction expenses, retention bonuses and severance expenses) was $24 million, or 5.6% of revenue as compared to 6.4% of revenue in the fourth quarter of 2022.
Net income totaled $29 million, or $0.25 per diluted share, compared to net income of $13 million, or $0.12 per diluted share, for the fourth quarter of 2022.
Adjusted EBITDA increased to $119 million from $84 million for the fourth quarter of 2022. The increase in Adjusted EBITDA was also primarily attributable to net pricing improvements, frac fleet repositioning efforts and the full quarter effect of Silvertip's Adjusted EBITDA contribution.
Liquidity and Capital Spending
As of March 31, 2023, our total cash balance was $45 million and total liquidity was $149 million, which included our cash balance plus available borrowing capacity under the Company’s ABL Credit Facility, with $30 million of borrowings outstanding thereunder. As of May 1, 2023, our cash balance was $82 million and we had $60 million of borrowings under our ABL and $166 million of total liquidity.

EXHIBIT 99.1
Capital expenditures incurred during the first quarter of 2023 were $97 million, the majority of which was related to maintenance expenditures and our previously announced Tier IV DGB dual-fuel conversions. Net cash used in investing activities from our statement of cash flows during the first quarter of 2023 was $114 million.

Guidance

Our first quarter cash capital expenditures were in line with our prior guidance of a front-loaded annual capex budget. Full-year 2023 cash capital expenditures are still anticipated to be between $250 million and $300 million, a reduction compared to 2022. The Company anticipates that ongoing fleet revitalization and strategic investments will continue to increase the competitiveness of our service offering.
Additionally, based on our current outlook for the second quarter of 2023, the Company anticipates frac fleet utilization to range between 15 to 16 fleets. The Company previously announced ordering four electric hydraulic fracturing fleets of which two are expected to be deployed in the third quarter of 2023 and the remainder in early 2024. Total next generation frac fleet configuration by year-end 2023 will include seven Tier IV DGB dual-fuel fleets and four electric fleets. In accordance with the Company's fleet replacement strategy and not expanding net capacity in the market, we plan to retire approximately 140,000 hydraulic horsepower of Tier II conventional diesel frac equipment during 2023.
Outlook

Mr. Sledge, concluded, “We are continuing to see strong demand for our services into the second quarter. Our strong balance sheet is a testament to our commitment to capital discipline, which has enabled us to install upgraded next generation equipment to benefit ProPetro for years to come while funding this transition through organic cash flow generation. We believe our first quarter performance is a powerful starting point and we intend to maintain that momentum as we progress through the rest of the year."
"Looking ahead, we continue to believe that hydrocarbons remain in structural undersupply and may remain so for the foreseeable future. The ongoing industrialization of the Permian Basin and the industry more broadly is an important change, one that the service space must pursue to capture maximum value. ProPetro is well situated to capitalize on this evolution with the combination of two-thirds of our equipment being under two years of age and capable of utilizing natural gas as a primary fuel source by the end of 2023 coupled with a unique regional expertise, which together constitute a meaningful competitive advantage. At ProPetro, we are intensely focused on the key pillars of our strategy: optimizing our businesses, transitioning our fleet to next generation equipment and pursuing strategic transactions and partnerships to accelerate free cash flow and, most importantly, generate enhanced value for our shareholders.”
Conference Call Information
The Company will host a conference call at 8:00 AM Central Time on Wednesday, May 3, 2023, to discuss financial and operating results for the first quarter of 2023. The call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call,

EXHIBIT 99.1
U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 4994405. The Company also posted the scripted remarks on its website.
About ProPetro
ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. We help bring reliable energy to the world. For more information visit www.propetroservices.com.
Forward-Looking Statements
Except for historical information contained herein, the statements and information in this news release and discussion in the scripted remarks described above are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs and our fleet conversion strategy. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.
Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic, the global macroeconomic uncertainty related to the Russia-Ukraine war, general economic conditions, including the impact of continued inflation, central bank policy actions, bank failures, and the risk of a global recession, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the

EXHIBIT 99.1
Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Investor Contacts:

David Schorlemer
Chief Financial Officer
david.schorlemer@propetroservices.com
432-227-0864

Matt Augustine
Director, Corporate Development and Investor Relations
matt.augustine@propetroservices.com
432-848-0871

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EXHIBIT 99.1

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
REVENUE - Service revenue	$423,570	$348,924	$282,680
COSTS AND EXPENSES
Cost of services (exclusive of depreciation and amortization)	280,486	242,618	197,271
General and administrative (inclusive of stock-based compensation)	28,746	26,728	31,707
Depreciation and amortization	50,798	34,375	31,854
Loss on disposal of assets	22,080	26,912	16,117
Total costs and expenses	382,110	330,633	276,949
OPERATING INCOME	41,460	18,291	5,731
OTHER INCOME (EXPENSE):
Interest expense	(667)	(565)	(134)
Other income (expense)	(3,704)	1,835	10,357
Total other income (expense)	(4,371)	1,270	10,223
INCOME BEFORE INCOME TAXES	37,089	19,561	15,954
INCOME TAX EXPENSE	(8,356)	(6,520)	(4,137)
NET INCOME	$28,733	$13,041	$11,817

NET INCOME PER COMMON SHARE:
Basic	$0.25	$0.12	$0.11
Diluted	$0.25	$0.12	$0.11

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	114,881	111,118	103,683
Diluted	115,331	111,988	105,384
NOTE: Cost of services in the periods prior to 2023 does not include the impact of expensing fluid ends.

EXHIBIT 99.1

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and restricted cash	$44,793	$88,862
Accounts receivable - net of allowance for credit losses of $202 and $419, respectively	290,125	215,925
Inventories	17,732	5,034
Prepaid expenses	9,211	8,643
Short-term investment, net	6,489	10,283
Other current assets	343	38
Total current assets	368,693	328,785
PROPERTY AND EQUIPMENT - net of accumulated depreciation	941,200	922,735
OPERATING LEASE RIGHT-OF-USE ASSETS	4,654	3,147
OTHER NONCURRENT ASSETS:
Goodwill	23,624	23,624
Intangible assets - net of amortization	54,913	56,345
Other noncurrent assets	1,067	1,150
Total other noncurrent assets	79,604	81,119
TOTAL ASSETS	$1,394,151	$1,335,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$246,141	$234,299
Operating lease liabilities	986	854
Accrued and other current liabilities	57,352	49,027
Total current liabilities	304,479	284,180
DEFERRED INCOME TAXES	73,073	65,265
LONG-TERM DEBT	30,000	30,000
NONCURRENT OPERATING LEASE LIABILITIES	3,676	2,308
Total liabilities	411,228	381,753
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 115,170,545 and 114,515,008 shares issued, respectively	115	114
Additional paid-in capital	970,675	970,519
Retained earnings (accumulated deficit)	12,133	(16,600)
Total shareholders’ equity	982,923	954,033
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,394,151	$1,335,786

EXHIBIT 99.1

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,733	$11,817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,798	31,854
Deferred income tax expense	7,807	3,826
Amortization of deferred debt issuance costs	64	134
Stock-based compensation	3,536	11,364
Loss on disposal of assets	22,080	16,117
Unrealized loss on short-term investment	3,794	—
Changes in operating assets and liabilities:
Accounts receivable	(74,199)	(44,032)
Other current assets	(468)	156
Inventories	(6,366)	1,653
Prepaid expenses	(548)	1,707
Accounts payable	29,823	(10,035)
Accrued and other current liabilities	7,978	609
Accrued interest	28	—
Net cash provided by operating activities	73,060	25,170
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(114,839)	(64,323)
Proceeds from sale of assets	1,089	275
Net cash used in investing activities	(113,750)	(64,048)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of equity awards	—	419
Tax withholdings paid for net settlement of equity awards	(3,379)	(2,691)
Net cash used in financing activities	(3,379)	(2,272)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(44,069)	(41,150)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - Beginning of period	88,862	111,918
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - End of period	$44,793	$70,768

EXHIBIT 99.1

Reportable Segment Information

	Three Months Ended
	March 31, 2023			December 31, 2022
(in thousands)	Completion Services	All Other	Total	Completion Services	All Other	Total

Service revenue	$423,570	$—	$423,570	$348,924	$—	$348,924
Adjusted EBITDA	$119,165	$—	$119,165	$84,228	$(118)	$84,110
Depreciation and amortization	$50,798	$—	$50,798	$34,375	$—	$34,375
Capital expenditures	$97,170	$—	$97,170	$89,158	$226	$89,384

NOTE: Adjusted EBITDA in the periods prior to 2023 does not include the impact of expensing fluid ends.

Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow are not financial measures presented in accordance with GAAP. We define EBITDA as net income (loss) less (i) depreciation and amortization, (ii) interest expense and (iii) income tax expense (benefit). We define Adjusted EBITDA as EBITDA, plus (i) loss (gain) on disposal of assets, (ii) stock-based compensation, (iii) other expense (income), (iv) other general and administrative expense (net) and (v) retention bonus and severance expense. We define Free Cash Flow as net cash provided by operating activities less net cash used in investing activities. We define EBITDA as net income (loss) less (i) depreciation and amortization, (ii) interest expense and (iii) income tax expense (benefit). We define Adjusted EBITDA as EBITDA, plus (i) loss (gain) on disposal of assets, (ii) stock-based compensation, (iii) other expense (income), (iv) other general and administrative expense (net) and (v) severance expense. We define Free Cash Flow as net cash provided by operating activities less net cash used in investing activities.

We believe that the presentation of these non-GAAP financial measures provide useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA, and net cash from operating activities is the GAAP measure most directly comparable to Free Cash Flow. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA or Free Cash Flow in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA and Free Cash Flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

EXHIBIT 99.1

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended
	March 31, 2023			December 31, 2022
(in thousands)	Completion Services	All Other	Total	Completion Services	All Other	Total
Net income	$28,733	$—	$28,733	$13,386	$(345)	$13,041
Depreciation and amortization	50,798	—	50,798	34,375	—	34,375
Interest expense	667	—	667	565	—	565
Income tax expense	8,356	—	8,356	6,520	—	6,520
Loss on disposal of assets	22,080	—	22,080	26,685	227	26,912
Stock-based compensation	3,536	—	3,536	3,754	—	3,754
Other expense (income) (2)	3,704	—	3,704	(1,835)	—	(1,835)
Other general and administrative expense, (net) (1)	946	—	946	748	—	748
Retention bonus and severance expense	345	—	345	30	—	30
Adjusted EBITDA	$119,165	$—	$119,165	$84,228	$(118)	$84,110

NOTE: Adjusted EBITDA in the periods prior to 2023 does not include the impact of expensing fluid ends.
(1)Other general and administrative expense, (net of reimbursement from insurance carriers) primarily relates to nonrecurring professional fees paid to external consultants in connection with the Company's audit committee review, SEC investigation, shareholder litigation, legal settlement to a vendor and other legal matters, net of insurance recoveries. During the three months ended March 31, 2023 and December 31, 2022, we received approximately $0.3 million and $3.5 million, respectively, from our insurance carriers in connection with the SEC investigation and shareholder litigation.
(2)Includes $3.8 million unrealized loss on short-term investment.

Reconciliation of Cash from Operating Activities to Free Cash Flow

	Three Months Ended
(in thousands)	March 31, 2023	December 31, 2022

Cash from Operating Activities	$73,060	$125,478
Cash used in Investing Activities	(113,750)	(109,788)
Free Cash Flow	$(40,690)	$15,690